Exhibit (c)(83)

Project Alpine Supplemental Materials September 23, 2018 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Prior vs. Current

Since September 2, 2018 Special Committee Meeting

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

- Updated materials to reflect most recent AMGP Proposal, Citi Alternative and AM Proposal
  - AMGP Proposal: 1.6350x AMGP shares, $3.00 cash consideration, and a special one-time distribution on AM units of $0.415 (All-in exchange ratio of 1.8328x)
  - Citi Alternative: 1.6392x AMGP shares, $3.00 of cash consideration, and a special one-time distribution on AM units of $0.415 (All-in exchange ratio of 1.8370x)
  - AM Proposal: 1.6522x AMGP shares and $3.00 of cash consideration, and a special one-time distribution on AM units of $0.415 (All-in exchange ratio of 1.8500x)
- Series B units exchanged for 17.354mm AMGP shares
- For post - unitholder tax analysis, cash used to pay taxes and remaining cash assumed to be used to purchase additional secondary shares
- Updated materials for market prices at close 9/21/2018
- Change in effective date to 12/31/2018 from 6/30/2018

	AMGP Proposal	Citi Alternative	AM Proposal
Non-AR AM Unitholders	■ Non-AR AM unitholders to receive 1.6350x AMGP shares ■ $3.00 cash consideration ■ $0.415 special distribution ■ Implied all-in XR of 1.8328x(1)	■ Non-AR AM unitholders to receive all-in XR of 1.8370x ■ Inclusive of $3.00 cash consideration and $0.415 special dividend	■ Non-AR AM unitholders to receive all-in XR of 1.8500x ■ Inclusive of $3.00 cash consideration and $0.415 special dividend
AR	■ AR to receive 1.6023x AMGP shares ■ $3.00 cash consideration ■ All-in XR of 1.7760x(1)	■ AR to receive all-in XR of 1.7866x ■ Inclusive of $3.00 cash consideration and $0.415 special dividend	■ AR to receive 1.6023x AMGP shares ■ $3.00 cash consideration ■ All-in XR of 1.7760x(1)
Series B	■ 17.354mm AMGP Shares	■ 17.354mm Shares	■ 18.5mm AMGP shares; analysis run at 17.354mm

Source: FactSet as of 9/21/2018.
(1) As of 9/21/2018 based on a 20-VWAP pricing

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
2

Historical Exchange Ratio Analysis

Since AMGP IPO (5/4/17) | Based on Spot Prices

CONFIDENTIAL DRAFT SUBJECT TO CHANGE

($ in millions, unless otherwise noted)

Historical AM/AMGP Exchange Ratio

Sample Adjusted XR Calculation	Contractual Valuation	Yield-Based Valuation	At Transaction Contractual Valuation
AMGP Shares Outstanding	186.2	186.2	186.2
AMGP Units Issued	NA	NA	325.7
AMGP Price	$17.35	$17.35	$17.35
AMGP Market Value	$3,231	$3,231	$8,882
2018E Series B CF	*NA*	*$7*	*NA*
2018E Yield	*NA*	*2.8%*	*NA*
Series B Threshold	*$2,000*	*NA*	*$2,000*
Series B Redemption Right	*6.0%*	*NA*	*6.0%*
Implied Series B Valuation	$74	$241	$413
AMGP Equity Value Including Series B	$3,304	$3,472	$9,295
Series B Conversion Units	17.4	17.4	23.8
AMGP Units Outstanding Including Series B	203.6	203.6	535.7
Adj. AMGP Share Price	$16.23	$17.06	$17.35
Current AM Share Price	$30.05	$30.05	$30.05
Adjusted XR	**1.851x**	**1.762x**	**1.732x**

Period	Spot XR	Adj. XR[1]	AMGP Proposal % Premium / (Discount)[2]	AM Proposal % Premium / (Discount)[3]
AMGP Proposal	--	1.833x	--	--
AM Proposal	--	1.850x	--	--
Adj. Current	1.851x	1.851x	(1.0%)	(0.1%)
Current	1.732x	1.851x	(1.0%)	(0.1%)
3-Month Average (Current)	1.666x	1.777x	3.1%	4.1%
30-Day Average (Current)	1.708x	1.824x	0.5%	1.4%
2/23/2018	1.380x	1.470x	24.7%	25.8%
3-Month Average (at 2/23/2018)	1.484x	1.580x	16.0%	17.1%
30-Day Average (at 2/23/2018)	1.444x	1.535x	19.4%	20.5%
Since AMGP IPO Average	1.577x	1.681x	9.0%	10.1%



2.20x
2.00x
1.80x
1.60x
1.40x
1.20x
AMGP Proposal
Spot XR
Adj. XR
At 2/23/2018
1.851x (1)
1.833x
1.732x
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17
Nov-17
Dec-17
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18

Source: Company filings, FactSet as of 9/21/2018.
(1) Adjusted to reflect proposed Series B conversion, with AMGP share price calculated as (AMGP equity value + [(AMGP equity value - $2bn) × 6%])/(AMGP fully diluted shares outstanding + 17.354mm) based on AMGP 20-Day VWAP on the day prior to transaction.
(2) Proposal % Premium / (Discount) calculated as premium / (discount) between current AMGP proposal (1.8328x) based on AMGP 20 day VWAP and adjusted XR based on AMGP closing price on 9/21/2018.
(3) Proposal % Premium / (Discount) calculated as premium / (discount) between current AM proposal (1.850x) based on AMGP 20 day VWAP and adjusted XR based on AMGP closing price on 9/21/2018.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
3

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

Analysis of Proposals / Alternatives

($ in millions, unless otherwise noted)

As of 9/21/18

	AMGP Proposal	Citi Alternative	AM Proposal - Updated Series B	AM Proposal - Prior Series B
AMGP 20-Day VWAP[1]	$17.27	$17.27	$17.27	$17.27
AMGP Market Price	$17.35	$17.35	$17.35	$17.35
AM Market Price	$30.05	$30.05	$30.05	$30.05
Net / Gross XR Calculations				
AM - Public Unitholders				
Equity XR	1.6350x	1.6392x	1.6522x	1.6522x
Cash (Excl. Special Distribution) - $3.00[2]	0.1737x	0.1737x	0.1737x	0.1737x
Equity + Cash (Excl. Special Distribution) XR	1.8087x	1.8130x	1.8260x	1.8260x
Special Distribution ($) - $0.415[2]	0.0240x	0.0240x	0.0240x	0.0240x
All-In XR	1.8328x	1.8370x	1.8500x	1.8500x
Market Exchange Ratio	1.7320x	1.7320x	1.7320x	1.7320x
Premium / (Discount)	*5.8%*	*6.1%*	*6.8%*	*6.8%*
Market Exchange Ratio - Series B Adjusted	1.8511x	1.8511x	1.8511x	1.8615x
Premium / (Discount)	*(1.0%)*	*(0.8%)*	*(0.1%)*	*(0.6%)*
Implied Market Value	**$31.80**	**$31.87**	**$32.10**	**$32.10**
Premium to Current AM Unit Price	**5.8%**	**6.1%**	**6.8%**	**6.8%**
AM - AR Units				
Equity XR	1.6023x	1.5888x	1.6023x	1.6023x
Cash (Excl. Special Distribution)	$3.00	$3.00	$3.00	$3.00
Equity + Cash (Excl. Special Distribution) XR	1.7760x	1.7626x	1.7760x	1.7760x
Special Distribution ($)	-	$0.42	-	-
All-In XR	1.7760x	1.7866x	1.7760x	1.7760x
Implied Market Value	$30.81	$31.00	$30.81	$30.81
Premium to Current AM Unit Price	2.5%	3.2%	2.5%	2.5%
Key Non-AR AM Comparison Statistics (vs. Citi Alternative)				
All-In XR	(0.0042x)	-	0.0130x	0.0130x
Premium to Market	(0.2%)	-	0.8%	0.8%

Source: Company filings, and FactSet as of 9/21/2018.
(1) VWAP calculated as follows ((Sum of Daily VWAP)*(Sum of Daily Traded Value)) / (Sum of Daily Traded Value).
(2) All cash adjustments to XR calculations utilize 20-day VWAP AMGP pricing.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

4

Analysis of Proposals / Alternatives (cont.)

CONFIDENTIAL DRAFT SUBJECT TO CHANGE

($ in millions, unless otherwise noted)

As of 9/21/18

	AMGP Proposal	Citi Alternative	AM Proposal - Updated Series B	AM Proposal - Prior Series B
Total Enterprise Value	**$10,353**	**$10,353**	**$10,353**	**$10,353**
Existing AMGP Net Debt	(5)	(5)	(5)	(5)
Existing AM Net Debt	1,400	1,400	1,400	1,400
New Debt to Fund Cash Consideration	601	642	601	601
Total Net Debt[1]	1,997	2,038	1,997	1,997
Total Equity Value	**$8,356**	**$8,315**	**$8,356**	**$8,356**
SQ AMGP Shares	186.2	186.2	186.2	186.2
Shares Issued to AM Public	145.9	146.3	147.5	147.5
Shares Issued to AR	158.4	157.1	158.4	158.4
Shares Issued to Series B	17.4	17.4	17.4	18.5
Total Shares	507.9	506.9	509.4	510.6
Implied Share Price	**$16.45**	**$16.40**	**$16.40**	**$16.37**
Implied Equity Value[2]				
SQ AMGP Shareholders	$3,064	$3,054	$3,054	$3,047
AM Public Unitholders	2,401	2,400	2,419	2,413
AR	2,606	2,577	2,598	2,593
Series B Unitholders	286	285	285	303
Implied PF Market Value				
AM Public Unitholders	$30.31	$30.30	$30.52	$30.45
AR	$29.36	$29.48	$29.28	$29.22

Status Quo Enterprise Value Detail	As of 9/21/18
AMGP Market Value	$3,231
Implied Series B Valuation	74
AMGP Equity Value	3,305
AM Equity Value	5,653
Total Equity Value	**$8,958**
SQ AMGP Net Debt	(5)
SQ AM Net Debt	1,400
Total Enterprise Value	**$10,353**

Source: Company filings, and FactSet as of 9/21/2018.
(1) Cash and Debt balances as of 6/30/2018.
(2) Excludes cash consideration.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

5

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

20-Day VWAP Exchange Ratio Analysis

20-Day VWAP Analysis	
AM VWAP	$29.95
AMGP VWAP	$17.27
Market Implied XR	1.735x
AMGP S/O (A)	186.2
AMGP VWAP Equity Value	$3,215
Series B Threshold	*$2,000*
Redemption Right	*6.0%*
Series B Market Value	$73
AMGP VWAP Based Equity Value	**$3,288**
Series B Negotiated Shares (B)	17.4
Fully Diluted AMGP Shares Outstanding (A + B = C)	203.6
Fully Diluted AMGP VWAP	$16.15
AM VWAP	$29.95
Fully Diluted VWAP XR	**1.854x**

Source: Company filings, FactSet as of 9/21/2018.
Note: Series B market value based on AMGP share price calculated as (AMGP equity value + [(AMGP equity value - $2bn) x 6%])/(AMGP fully diluted shares outstanding + 17.354mm) based on AMGP 20-Day VWAP on the day prior to transaction.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

6

After-Tax Discounted Dividend / Distribution Analysis

XR Adjusted Implied PV / Unit at Various 2022E Distribution Yield | 10% Equity Discount Rate

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

- *AM current price of $30.05*
- *Cash consideration used to pay all taxes; any additional cash available assumed to purchase secondary shares*
- *For comparison purposes, AM Proposal assumes issuance of 17.354mm AMGP shares for Series B Unitholders*

AR Base Case

			SQ AM 2022E Distribution Yield		
			8%	7%	6%
			$35.81	$39.36	$44.10
			PF AMGP 2022E Dividend Yield		
Exchange Ratio	All-In XR	Tax-Adjusted Equity Only XR	7%	6%	5%
AMGP Proposal[(1)]	1.8328x	1.6675x	$43.24	$48.20	$55.14
Citi Alternative[(2)]	1.8370x	1.6705x	$43.37	$48.35	$55.31
AM Proposal[(3)]	1.8500x	1.6797x	$43.43	$48.41	$55.38

AR Downside Volumes Case

			SQ AM 2022E Distribution Yield		
			8%	7%	6%
			$30.84	$33.80	$37.75
			PF AMGP 2022E Dividend Yield		
Exchange Ratio	All-In XR	Tax-Adjusted Equity Only XR	7%	6%	5%
AMGP Proposal[(1)]	1.8328x	1.6675x	$35.08	$38.88	$44.20
Citi Alternative[(2)]	1.8370x	1.6705x	$35.21	$39.02	$44.36
AM Proposal[(3)]	1.8500x	1.6797x	$35.25	$39.07	$44.41

Source: Management projections and FactSet as of 9/21/2018.

Note: Cash consideration of $3.415 per AM unit. Tax calculations provided by Management. Ordinary gain tax rate for AM accounts for Federal ordinary income tax rate of 37%, individual MLP investor deduction rate of 20% and 3.8% ACA tax rate. Ordinary gain tax rate for PF AMGP accounts for Federal ordinary income tax rate of 37% and 3.8% ACA tax rate.

(1) AMGP Proposal based on Non-AR Unitholders receiving 1.6350x AMGP shares + $3.415 cash consideration, AR receives 1.6023x + $3.000 cash consideration, and Series B receive 17.354mm AMGP shares

(2) Citi Alternative based on Non-AR Unitholders receiving 1.6392x AMGP shares + $3.415 cash consideration, AR receives 1.5888x + $3.415 cash consideration, and Series B receive 17.354mm AMGP shares

(3) AM Proposal based on Non-AR Unitholders receiving 1.6522x AMGP shares + $3.415 cash consideration, AR receives 1.6023x + $3.000 cash consideration, and Series B receive 17.354mm AMGP shares

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

7

Appendix 8 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

VWAP Calculation Detail

AM 20-Day VWAP Calculation Detail

Date	Unit Price	Volume (000's)	Total Traded Value ($000's)	Daily VWAP
8/24/2018	$30.79	343.6	$10,579.84	$30.88
8/27/2018	$30.37	371.1	$11,268.97	$30.42
8/28/2018	$29.91	898.8	$26,882.63	$30.07
8/29/2018	$29.75	449.6	$13,374.50	$29.84
8/30/2018	$29.74	442.7	$13,165.69	$29.61
8/31/2018	$29.27	591.1	$17,302.02	$29.24
9/4/2018	$29.57	674.1	$19,934.17	$29.49
9/5/2018	$29.77	490.1	$14,588.79	$29.59
9/6/2018	$29.52	507.8	$14,989.08	$29.58
9/7/2018	$29.51	582.2	$17,179.90	$29.49
9/10/2018	$29.94	404.4	$12,106.57	$29.93
9/11/2018	$29.99	389.2	$11,671.03	$29.99
9/12/2018	$30.18	1,261.3	$38,067.39	$30.14
9/13/2018	$30.71	506.6	$15,556.27	$30.38
9/14/2018	$30.08	550.8	$16,567.25	$30.04
9/17/2018	$29.85	210.5	$6,282.77	$29.85
9/18/2018	$30.52	367.5	$11,216.62	$30.35
9/19/2018	$30.32	322.5	$9,778.50	$30.33
9/20/2018	$30.41	218.9	$6,658.15	$30.43
9/21/2018	$30.05	676.8	$20,337.90	$30.12
			20 Day VWAP	$29.95

AMGP 20-Day VWAP Calculation Detail

Date	Price	Volume (000's)	Total Traded Value ($000's)	Daily VWAP
8/24/2018	$18.35	590.1	$10,828.37	$18.32
8/27/2018	$18.05	618.5	$11,164.29	$18.05
8/28/2018	$17.67	1,223.7	$21,622.46	$17.75
8/29/2018	$17.26	1,040.0	$17,949.55	$17.30
8/30/2018	$17.28	690.9	$11,939.22	$17.28
8/31/2018	$16.89	800.0	$13,512.76	$16.89
9/4/2018	$17.05	489.4	$8,344.36	$17.06
9/5/2018	$16.88	670.5	$11,318.51	$16.79
9/6/2018	$16.52	346.0	$5,715.47	$16.56
9/7/2018	$16.73	386.7	$6,469.74	$16.58
9/10/2018	$16.75	380.2	$6,368.05	$16.63
9/11/2018	$17.14	670.2	$11,487.02	$17.05
9/12/2018	$17.58	808.2	$14,207.35	$17.49
9/13/2018	$17.61	546.4	$9,622.40	$17.57
9/14/2018	$17.22	871.6	$15,008.40	$17.36
9/17/2018	$16.64	442.4	$7,360.75	$16.92
9/18/2018	$17.08	1,439.3	$24,582.44	$17.05
9/19/2018	$16.98	209.2	$3,552.83	$17.04
9/20/2018	$17.12	249.9	$4,277.79	$17.05
9/21/2018	$17.35	1,176.9	$20,418.40	$17.29
			20 Day VWAP	$17.27

Source: Company filings, FactSet as of 9/21/2018.

TUDOR PICKERING HOLT & CO
9

Exchange Ratio Calculation Detail Cash Component (W/O Special Dividend) XR Gross Cash Consideration (W Special Dividend) Proposal W/O Special Dividend Equity Component XR Equity Component XR Cash Component XR(1) Net Excess Cash Consideration Equity Component XR Secondary Shares Purchased(2) Net After-Tax XR All-In XR Taxes Payable AMGP Proposal 1.6350x 0.174x 1.602x $3.415 1.6350x 0.1978x 1.8328x ($2.85) $0.56 1.6350x 0.032x 1.6675x Citi Alternative 1.6392x 0.174x 1.589x $3.415 1.6392x 0.1978x 1.8370x ($2.87) $0.54 1.6392x 0.031x 1.6705x AM Proposal - - - $3.415 1.6522x 0.1978x 1.8500x ($2.94) $0.48 1.6522x 0.027x 1.6797x 10 Source: Company filings, FactSet as of 9/21/2018. (1)Based on AMGP 20-day VWAP price. (2)Based on AMGP share price of $17.35 as of 9/21/2018 I H G F E D C B A C B A CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Disclosure Statement Tudor, Pickering, Holt & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Tudor, Pickering, Holt & Co. About The Firm Tudor, Pickering, Holt & Co. is an integrated energy investment and merchant bank, providing high quality advice and services to institutional and corporate clients. Through the company’s two broker-dealer units, Tudor, Pickering, Holt & Co. Securities, Inc. (TPHCSI) and Tudor Pickering Holt & Co Advisors LP (TPHCA), members FINRA, the company offers securities and investment banking services to the energy community. TPH Asset Management LP (TPHAM) is an SEC registered investment adviser that delivers a suite of energy investment strategies. TPH Partners Group LP is a relying advisor of TPHAM. Certain employees of TPHAM are also employees of TPHCSI. The information contained herein is confidential (except for information relating to United States tax issues) and may not be reproduced in whole or in part. Tudor, Pickering, Holt & Co. assumes no responsibility for independent verification of third-party information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by, reviewed or discussed with the managements of your company and/ or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and Tudor, Pickering, Holt & Co. materials. The firm, headquartered in Houston, Texas, has approximately 170 employees and offices in Calgary, Canada; Denver, Colorado; and New York, New York. Its affiliate, Tudor, Pickering Holt & Co. International, LLP, is located in London, England. Its Canadian affiliate, Tudor Pickering Holt & Co Securities – Canada LP, is located in Calgary, Alberta. Contact Us Houston (Research, Sales and Trading): 713-333-2960 Houston (Investment Banking): 713-333-7100 Houston (Asset Management): 713-337-3999 Denver (Sales): 303-300-1900 Denver (Investment Banking): 303-300-1900 New York (Investment Banking): 212-610-1660 New York (Research, Sales): 212-610-1600 London: +011 44(0) 20 3008 6428 Calgary: 403-705-7830 Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy, any security. Prior to making any trade, you should discuss with your professional tax, accounting, or regulatory advisers how such particular trade(s) affect you. This brief statement does not disclose all of the risks and other significant aspects of entering into any particular transaction. Tudor, Pickering, Holt & Co. International, LLP is authorized and regulated by the Financial Conduct Authority and is the United Kingdom affiliate of www.TPHco.com Tudor, Pickering, Holt & Co. Copyright 2018 — Tudor, Pickering, Holt & Co. 11 CONFIDENTIAL DRAFT SUBJECT TO CHANGE